EXHIBIT 99.1

Delek Logistics and Green Plains Partners Announce Formation of Logistics Joint Venture

•	Joint venture signs agreement with an affiliate of American Midstream for $138.5 million acquisition

BRENTWOOD, Tenn. and OMAHA, Neb., February 20, 2018 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") and Green Plains Partners LP (NASDAQ: GPP) today announced the companies have formed DKGP Energy Terminals LLC, (“DKGP”) a 50/50 joint venture engaging in the light products terminalling business.

DKGP signed a membership interest purchase agreement to acquire two light products terminals from an affiliate of American Midstream Partners, L.P. These light products terminals are located in Caddo Mills, Texas and North Little Rock, Arkansas. The total purchase price for these assets is $138.5 million in cash. Subject to customary closing conditions and regulatory approvals, this transaction is expected to close in the first half of 2018.

DKGP will consist of the assets purchased from an affiliate of American Midstream and assets contributed by Delek Logistics, with a total value of approximately $162.5 million. Taking into consideration the combination of the assets, synergies and future growth, the joint venture is expected to generate an annualized earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $19.2 million in 2019. Immediately prior to the closing of the acquisition by the joint venture of the two terminals from American Midstream, Delek Logistics will contribute to the joint venture its North Little Rock, Arkansas terminal with throughput capacity of 17,100 barrels per day and its Greenville tank farm located in Caddo Mills, Texas with approximately 330,000 barrels of aggregate shell capacity, which will be valued at approximately $24.0 million, along with approximately $57.25 million in cash. Green Plains Partners will contribute approximately $81.25 million in cash to DKGP. The DKGP board will oversee the newly formed joint venture and will appoint an affiliate of Delek Logistics as the operator with day-to-day operational responsibilities for the four terminals.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “We are excited to partner with Green Plains Partners for its potential ethanol volumes, logistics expertise and industry knowledge as the domestic markets expand blending, and look forward to the future of this joint venture. This is a great opportunity as it fits our strategy to grow through assets in markets that we are very familiar with, and by contributing our complementary existing logistics assets in east Texas and Little Rock, Arkansas, we expect to create additional synergies within the joint venture. In addition to serving third party customers, it should be well positioned to provide additional logistics support to Delek US’ Tyler, Texas and El Dorado, Arkansas refineries. Our financial flexibility should give us the ability to finance this investment under our revolving credit facility, while we continue to look for opportunities for future growth.”

“This transaction helps us start achieving our goal of diversifying Green Plains Partners revenue and income streams,” said Todd Becker, President and Chief Executive Officer at Green Plains Partners. “We believe this joint venture with Delek Logistics creates significant value for both our partnership unitholders and Green Plains Inc. shareholders. We anticipate that this new joint venture will be immediately accretive to earnings and we look forward to building on our relationship with Delek Logistics.”

In February 2017, Green Plains Partners and Delek Renewables LLC formed NLR Energy Logistics LLC, a 50/50 joint venture to build an ethanol unit train terminal in the Little Rock, Arkansas area with capacity to unload 110-car unit trains and provide approximately 100,000 barrels of storage. NLR Energy Logistics expects to begin operating the terminal before the end of the first quarter of 2018. NLR Energy Logistics LLC will remain a separate entity from DKGP as described above.

Acquired Asset Summary
The Caddo Mills, Texas terminal can be supplied by a connection with the Explorer Pipeline and by truck and consists of approximately 770,000 barrels of light product storage capacity, five truck loading lanes and ethanol blending capability. Total throughput capacity is approximately 28,000 barrels per day. This terminal is located adjacent to Delek Logistics’ Greenville tank farm.

The North Little Rock, Arkansas terminal is supplied by both the Enterprise and Magellan pipelines, rail and truck. It consists of approximately 550,000 barrels of storage capacity, eight truck loading lanes and ethanol blending capabilities. Total throughput capacity is approximately 45,000 barrels per day. Logistics capabilities at this location also include the capability to unload ethanol unit trains. This terminal is located adjacent to Delek Logistics’ existing North Little Rock terminal.

Reconciliation of Forecasted 2019 EBITDA to Forecasted Net Income (unaudited, in millions)
DKGP Joint Venture
Forecasted Net Income:	$11.0
Add: Depreciation and amortization expenses	8.2
Add: Interest and financing costs, net	0.0
Forecasted EBITDA (1)	$19.2

(1)
EBITDA is defined as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-U.S. GAAP supplemental financial measure that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess performance of a business. This amount is based on projected results. Actual results can and will vary based on market conditions and operations.

About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, is a growth-oriented master limited partnership formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. (NASDAQ:GPRE) to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses.

About Green Plains, Inc.
Green Plains Inc. (NASDAQ: GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feedlots, food ingredients, and commodity marketing and logistics services. The company is the second largest consolidated owner of ethanol production facilities in the world with 17 dry mill plants, producing nearly 1.5 billion gallons of ethanol at full capacity. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release may include forward-looking. Statements that do not relate strictly to historical or current facts are forward-looking, including, but not limited to, statements as to the expected timing, completion, value and effects of the proposed transactions between Delek Logistics, Green Plains Partners, and between DKGP and American Midstream and statements about the benefit of the proposed transaction, including future financial and operating results, synergies and each company’s plans, objectives, expectations and intentions; Delek Logistics’ growth and financial flexibility; support of Delek US’ refineries; operation of the NLR terminal; the assets being purchased and/or contributed including capacities, connections and financial performance thereof; and other factors. Such statements contain words such as “anticipates,” “believes,” “estimates,” “intends,” “plans,” “possible,” “if,” “will,” “expects” and other words of similar meaning that are predictions of or indicate future events, trends or prospects, and can be impacted by numerous factors.

These forward-looking statements involve risks and uncertainties that may cause the actual results, performance or achievements of DKGP, Delek Logistics and/or Green Plains Partners to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements, many of which involve factors or circumstances that are beyond DKGP’s control. The risks and uncertainties include, but are not limited to changes in the business plans of DKGP as circumstances warrant, uncertainties regarding the timing of the proposed transaction between Delek Logistics and Green Plains Partners and between DKGP and American Midstream, the parties’ ability to satisfy closing conditions (including receipt of regulatory approvals) and consummate the transaction, failure of either company to realize the anticipated benefits from the proposed transaction, DKGP’s ability to integrate the facilities into its operations with no substantial adverse effect on its existing operations or financial performance, as well as industry and economic conditions, competitive, legal and governmental factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in Delek Logistics and Green Plains Partners’ filings with the SEC. Neither Delek Logistics, Green Plains Partners nor DKGP undertake any obligation or intend to update these forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Delek Logistics Partners Investor / Media Relations Contact
Keith Johnson
Vice President of Investor Relations
615-435-1366

Green Plains Partners Investor / Media Contact
Jim Stark
VP, Investor & Media Relations
402.884.8700
jim.stark@gpreinc.com